Exhibit 10.2

AMENDMENT 2021-1

TO THE

inTEST CORPORATION
THIRD AMENDED AND RESTATED
2014 STOCK PLAN

WHEREAS, inTEST Corporation (“inTEST”) sponsors and maintains the inTEST Corporation Third Amended and Restated 2014 Stock Plan (the “Plan”), as amended and restated effective July 29, 2020;

NOW, THEREFORE, effective as of June 10, 2021, inTEST hereby amends the Plan as follows:

1.    Section 5.3(e)(iii) of the Plan shall be amended and restated in its entirety to read as follows:

“Expiration of one year (or such other period as the Committee may select and set forth in the option agreement) from the date the Optionee’s employment or service with the Company terminates for any reason other than circumstances described by Subsection (e)(v), below;”